Exhibit 99.1
News Release

Contact:	James Gherardi Corporate Communications 312-394-7417 Andrew Plenge Investor Relations 312-394-2345
EXELON REPORTS FIRST QUARTER 2025 RESULTS
Earnings Release Highlights
•GAAP net income of $0.90 per share and Adjusted (non-GAAP) operating earnings of $0.92 per share for the first quarter of 2025
•Affirming full year 2025 Adjusted (non-GAAP) operating earnings guidance range of $2.64-$2.74 per share
•Reaffirming operating EPS compounded annual growth of 5-7% from 2024 to 2028
•All utilities sustained top quartile or better performance in reliability and top decile performance in safety
•Through March 31, 2025, Exelon completed approximately 50% of planned debt financings, including all Exelon Corporate issuances, and priced approximately 60% of $700 million annualized equity financing need for 2025

CHICAGO (May 1, 2025) — Exelon Corporation (Nasdaq: EXC) today reported its financial results for the first quarter of 2025.
"The first quarter has put us firmly on the path to deliver within our full-year earnings guidance, through our unwavering commitment to safety, reliability and efficient execution of investments for our customers," said Exelon President and Chief Executive Officer Calvin Butler. “As Exelon celebrates our 25th year, our 20,000 employees continue to work hard to deliver value to our customers and positively impact the communities we serve.”
“I’m pleased to announce first quarter 2025 adjusted operating earnings of $0.92 per share, keeping us on track to deliver within our full-year earnings guidance range of $2.64 - $2.74 per share,” said Exelon Chief Financial Officer Jeanne Jones. “In the first quarter of 2025, we also made substantial progress on our financing plan, executing half of our debt financing needs and over 60 percent of our annualized 2025 equity needs. Our balanced funding strategy enables us to invest in our local communities driving top quartile reliability while maintaining a sharp focus on cost efficiency."

First Quarter 2025
Exelon's GAAP net income for the first quarter of 2025 increased to $0.90 per share from $0.66 per share in the first quarter of 2024. Adjusted (non-GAAP) operating earnings for the first quarter of 2025 increased to $0.92 per share from $0.68 per share in the first quarter of 2024. For the reconciliations of GAAP net income to Adjusted (non-GAAP) operating earnings, refer to the tables beginning on page 4.
The GAAP net income and Adjusted (non-GAAP) operating earnings in the first quarter of 2025 primarily reflect:
•Higher utility earnings primarily due to distribution and transmission rate increases at ComEd and PHI, distribution rate increases at PECO and BGE, timing of distribution earnings at ComEd, less unfavorable weather and tax timing at PECO, and a higher return on regulatory assets primarily due to an increase in asset balances at ComEd. This was partially offset by lower transmission peak load at ComEd, and higher interest expense at PECO, BGE, and PHI. Utility rate increases are associated with updated recovery of incremental costs and investments to serve customers.
Operating Company Results1
ComEd
ComEd's first quarter of 2025 GAAP net income increased to $302 million from $193 million in the first quarter of 2024. ComEd's Adjusted (non-GAAP) operating earnings for the first quarter of 2025 increased to $325 million from $219 million in the first quarter of 2024, primarily due to timing of distribution earnings, higher distribution and transmission rate base driven by incremental investments to serve customers, and higher return on regulatory assets primarily due to an increase in asset balances, partially offset by lower transmission peak load. Due to revenue decoupling, ComEd's distribution earnings are not intended to be affected by actual weather or customer usage patterns.
PECO
PECO’s first quarter of 2025 GAAP net income increased to $266 million from $149 million in the first quarter of 2024. PECO's Adjusted (non-GAAP) operating earnings for the first quarter of 2025 increased to $265 million from $149 million in the first quarter of 2024, primarily due to higher electric and gas distribution rates associated with updated recovery of investments to serve customers, normal weather compared to unfavorable weather in the prior period, and the timing of tax repairs deductions, partially offset by an increase in interest and credit loss expense.
BGE
BGE’s first quarter of 2025 GAAP net income decreased to $260 million from $264 million in the first quarter of 2024. BGE's Adjusted (non-GAAP) operating earnings for the first quarter of 2025 decreased to $260 million from $264 million in the first quarter of 2024, primarily due to an increase in interest expense offset by distribution rates. Due to revenue decoupling, BGE's distribution earnings are not intended to be affected by actual weather or customer usage patterns.

___________
1 Exelon’s four business units include ComEd, which consists of electricity transmission and distribution operations in northern Illinois; PECO, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania; BGE, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland; and PHI, which consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware.
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PHI
PHI’s first quarter of 2025 GAAP net income increased to $194 million from $168 million in the first quarter of 2024. PHI’s Adjusted (non-GAAP) operating earnings for the first quarter of 2025 increased to $194 million from $168 million in the first quarter of 2024, primarily due to favorable distribution and transmission rates at Pepco and DPL driven by updated recovery of investments to serve customers, and favorable weather at DPL, partially offset by an increase in interest. Due to revenue decoupling, PHI's distribution earnings related to Pepco Maryland, DPL Maryland, Pepco District of Columbia, and ACE are not intended to be affected by actual weather or customer usage patterns.
Recent Developments and First Quarter Highlights
•Dividend: On April 29, 2025, Exelon's Board of Directors declared a regular quarterly dividend of $0.40 per share on Exelon's common stock. The dividend is payable on June 13, 2025, to Exelon's shareholders of record as of the close of business on May 12, 2025.
•Rate Case Developments:
◦There were no rate case developments in the first quarter.
•Financing Activities:
◦On February 19, 2025, Exelon Corporate issued $1,000 million of its Junior Subordinated 6.50% notes due March 15, 2055. Exelon used the proceeds to repay outstanding commercial paper obligations, and for general corporate purposes.
◦On February 21, 2025, Exelon Corporate issued $1,000 million of notes, consisting of $500 million of its 5.125% notes due March 15, 2031, and $500 million of its 5.875% notes due March 15, 2055. Exelon used the proceeds to repay outstanding commercial paper obligations, and for general corporate purposes.
◦On March 26, 2025, Pepco issued $200 million of its First Mortgage 5.48% Series Bonds, due March 26, 2040. Pepco used the proceeds to repay outstanding commercial paper, and for general corporate purposes.
◦On March 26, 2025, DPL issued $125 million of its First Mortgage 5.28% Series Bonds, due March 26, 2035. DPL used the proceeds to repay outstanding commercial paper, and for general corporate purposes.
◦On March 26, 2025, ACE issued $100 million aggregate principal amount of its First Mortgage Bonds, 5.28% Series due March 26, 2035. ACE used the proceeds to repay outstanding commercial paper, and for general corporate purposes.

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Adjusted (non-GAAP) Operating Earnings Reconciliation
Adjusted (non-GAAP) operating earnings for the first quarter of 2025 do not include the following items (after tax) that were included in reported GAAP net income:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2025 GAAP net income	$0.90	$908	$302	$266	$260	$194
Regulatory matters (net of taxes of $7)	0.02	22	21	—	—	—
Change in FERC audit liability (net of taxes of $1)	—	2	2	—	—	—
Cost management charge (net of taxes of $0)	—	(1)	—	—	—	—
2025 Adjusted (non-GAAP) operating earnings	$0.92	$932	$325	$265	$260	$194
Adjusted (non-GAAP) operating earnings for the first quarter of 2024 do not include the following items (after tax) that were included in reported GAAP net income:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2024 GAAP net income	$0.66	$658	$193	$149	$264	$168
Change in FERC Audit Liability (net of taxes of $9)	0.03	27	26	—	—	—
2024 Adjusted (non-GAAP) operating earnings	$0.68	$685	$219	$149	$264	$168
__________
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP net income and Adjusted (non-GAAP) operating earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2025 and 2024 ranged from 24.0% to 29.0%.
Webcast Information
Exelon will discuss first quarter 2025 earnings in a conference call scheduled for today at 9 a.m. Central Time (10 a.m. Eastern Time). The webcast and associated materials can be accessed at www.exeloncorp.com/investor-relations.
About Exelon
Exelon (Nasdaq: EXC) is a Fortune 200 company and one of the nation’s largest utility companies, serving more than 10.7 million customers through six fully regulated transmission and distribution utilities — Atlantic City Electric (ACE), Baltimore Gas and Electric (BGE), Commonwealth Edison (ComEd), Delmarva Power & Light (DPL), PECO Energy Company (PECO), and Potomac Electric Power Company (Pepco). Exelon's 20,000 employees dedicate their time and expertise to supporting our communities through reliable, affordable and efficient energy delivery, workforce development, equity, economic development and volunteerism. Follow @Exelon on X and LinkedIn.
Non-GAAP Financial Measures
In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) operating earnings because management believes it represents earnings directly related to the ongoing
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operations of the business. Adjusted (non-GAAP) operating earnings exclude certain costs, expenses, gains and losses, and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets, and planning and forecasting of future periods. Adjusted (non-GAAP) operating earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. Exelon has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) operating earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP net income measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of Adjusted (non-GAAP) operating earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: https://investors.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on May 1, 2025.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of federal securities laws that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “should,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that may cause our actual results or outcomes to differ materially from those contained in our forward-looking statements, including, but not limited to: unfavorable legislative and/or regulatory actions; uncertainty as to outcomes and timing of regulatory approval proceedings and/or negotiated settlements thereof; environmental liabilities and remediation costs; state and federal legislation requiring use of low-emission, renewable, and/or alternate fuel sources and/or mandating implementation of energy conservation programs requiring implementation of new technologies; challenges to tax positions taken, tax law changes, and difficulty in quantifying potential tax effects of business decisions; negative outcomes in legal proceedings; adverse impact of the activities associated with the past deferred prosecution agreement (DPA) and now-resolved SEC investigation on Exelon’s and ComEd’s reputation and relationships with legislators, regulators, and customers; physical security and cybersecurity risks; extreme weather events, natural disasters, operational accidents such as wildfires or natural, gas explosions, war, acts and threats of terrorism, public health crises, epidemics, pandemics, or other significant events; disruptions or cost increases in the supply chain, including shortages in labor, materials or parts, or significant increases in relevant tariffs; lack of sufficient capacity to meet actual or forecasted demand or disruptions at power generation facilities owned by third parties; emerging technologies that could affect or transform the energy industry; instability in capital and credit markets; a downgrade of any Registrant’s credit ratings or other failure to satisfy the credit standards in the Registrants’ agreements or regulatory financial requirements; significant economic downturns or increases in customer rates; impacts of climate change and weather on energy usage and maintenance and capital costs; and impairment of long-lived assets, goodwill, and other assets.
New factors emerge from time to time, and it is impossible for us to predict all of such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For more information, see those factors discussed with respect to Exelon Corporation,
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Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Pepco Holdings LLC, Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) in the Registrants' most recent Annual Report on Form 10-K, including in Part I, ITEM 1A, any subsequent Quarterly Reports on Form 10-Q, and in other reports filed by the Registrants from time to time with the SEC.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.
Exelon uses its corporate website, www.exeloncorp.com, investor relations website, investors.exeloncorp.com, and social media channels to communicate with Exelon's investors and the public about the Registrants and other matters. Exelon's posts through these channels may be deemed material. Accordingly, Exelon encourages investors and others interested in the Registrants to routinely monitor these channels, in addition to following the Registrants' press releases, Securities and Exchange Commission filings and public conference calls and webcasts. The contents of Exelon's websites and social media channels are not, however, incorporated by reference into this press release.
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Earnings Release Attachments

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Other (a)	Exelon
Three Months Ended March 31, 2025
Operating revenues	$2,065	$1,333	$1,554	$1,778	$(16)	$6,714
Operating expenses
Purchased power and fuel	689	502	609	722	—	2,522
Operating and maintenance	423	327	305	349	(57)	1,347
Depreciation and amortization	380	109	164	234	16	903
Taxes other than income taxes	99	60	96	140	10	405
Total operating expenses	1,591	998	1,174	1,445	(31)	5,177
Loss on sale of assets	—	—	—	(1)	—	(1)
Operating income	474	335	380	332	15	1,536
Other income and (deductions)
Interest expense, net	(128)	(63)	(58)	(100)	(161)	(510)
Other, net	21	8	9	19	(5)	52
Total other income and (deductions)	(107)	(55)	(49)	(81)	(166)	(458)
Income (loss) before income taxes	367	280	331	251	(151)	1,078
Income taxes	65	14	71	57	(37)	170
Net income (loss) attributable to common shareholders	$302	$266	$260	$194	$(114)	$908

Three Months Ended March 31, 2024
Operating revenues	$2,095	$1,054	$1,297	$1,606	$(9)	$6,043
Operating expenses
Purchased power and fuel	907	403	464	636	—	2,410
Operating and maintenance	418	293	264	325	(29)	1,271
Depreciation and amortization	362	104	150	246	17	879
Taxes other than income taxes	94	51	89	128	9	371
Total operating expenses	1,781	851	967	1,335	(3)	4,931
Gain on sale of assets	—	2	—	—	0	2
Operating income (loss)	314	205	330	271	(6)	1,114
Other income and (deductions)
Interest expense, net	(122)	(55)	(50)	(90)	(151)	(468)
Other, net	20	9	8	27	11	75
Total other income and (deductions)	(102)	(46)	(42)	(63)	(140)	(393)
Income (loss) before income taxes	212	159	288	208	(146)	721
Income taxes	19	10	24	40	(30)	63
Net income (loss) attributable to common shareholders	$193	$149	$264	$168	$(116)	$658

Change in net income (loss) from 2024 to 2025	$109	$117	$(4)	$26	$2	$250
__________
(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.

Exelon
Consolidated Balance Sheets
(unaudited)
(in millions)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$1,004	$357
Restricted cash and cash equivalents	578	541
Accounts receivable
Customer accounts receivable	3,488	3,144
Customer allowance for credit losses	(486)	(406)
Customer accounts receivable, net	3,002	2,738
Other accounts receivable	1,127	1,123
Other allowance for credit losses	(113)	(107)
Other accounts receivable, net	1,014	1,016
Inventories, net
Fossil fuel	29	72
Materials and supplies	804	781
Regulatory assets	1,605	1,940
Prepaid renewable energy credits	240	494
Other	523	445
Total current assets	8,799	8,384
Property, plant, and equipment, net	79,177	78,182
Deferred debits and other assets
Regulatory assets	8,859	8,710
Goodwill	6,630	6,630
Receivable related to Regulatory Agreement Units	4,110	4,026
Investments	289	290
Other	1,620	1,562
Total deferred debits and other assets	21,508	21,218
Total assets	$109,484	$107,784

	March 31, 2025	December 31, 2024
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$1,084	$1,859
Long-term debt due within one year	1,454	1,453
Accounts payable	2,693	2,994
Accrued expenses	1,186	1,468
Payables to affiliates	5	5
Customer deposits	465	446
Regulatory liabilities	464	411
Mark-to-market derivative liabilities	25	29
Unamortized energy contract liabilities	5	5
Renewable energy credit obligations	215	429
Other	507	512
Total current liabilities	8,103	9,611
Long-term debt	45,342	42,947
Long-term debt to financing trusts	390	390
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	13,081	12,793
Regulatory liabilities	10,289	10,198
Pension obligations	1,475	1,745
Non-pension postretirement benefit obligations	480	472
Asset retirement obligations	305	301
Mark-to-market derivative liabilities	130	103
Unamortized energy contract liabilities	20	21
Other	2,262	2,282
Total deferred credits and other liabilities	28,042	27,915
Total liabilities	81,877	80,863
Commitments and contingencies
Shareholders’ equity
Common stock	21,517	21,338
Treasury stock, at cost	(123)	(123)
Retained earnings	6,931	6,426
Accumulated other comprehensive loss, net	(718)	(720)
Total shareholders’ equity	27,607	26,921
Total liabilities and shareholders’ equity	$109,484	$107,784

Exelon
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net income	$908	$658
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, and accretion	905	880
Loss (gain) on sales of assets	1	(2)
Deferred income taxes and amortization of investment tax credits	121	46
Net fair value changes related to derivatives	1	1
Other non-cash operating activities	344	39
Changes in assets and liabilities:
Accounts receivable	(402)	(309)
Inventories	17	12
Accounts payable and accrued expenses	(397)	(238)
Collateral received, net	44	7
Income taxes	59	21
Regulatory assets and liabilities, net	86	252
Pension and non-pension postretirement benefit contributions	(292)	(111)
Other assets and liabilities	(195)	(264)
Net cash flows provided by operating activities	1,200	992
Cash flows from investing activities
Capital expenditures	(1,946)	(1,767)
Proceeds from sales of assets	—	2
Other investing activities	4	(2)
Net cash flows used in investing activities	(1,942)	(1,767)
Cash flows from financing activities
Changes in short-term borrowings	(775)	(317)
Proceeds from short-term borrowings with maturities greater than 90 days	—	150
Repayments on short-term borrowings with maturities greater than 90 days	—	(150)
Issuance of long-term debt	2,425	2,625
Retirement of long-term debt	—	(901)
Issuance of common stock	173	—
Dividends paid on common stock	(403)	(381)
Proceeds from employee stock plans	—	11
Other financing activities	(35)	(55)
Net cash flows provided by financing activities	1,385	982
Increase in cash, restricted cash, and cash equivalents	643	207
Cash, restricted cash, and cash equivalents at beginning of period	939	1,101
Cash, restricted cash, and cash equivalents at end of period	$1,582	$1,308

Exelon
Reconciliation of GAAP Net Income (Loss) to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Three Months Ended March 31, 2025 and 2024
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Other (a)	Exelon
2024 GAAP net income (loss)	$0.66	$193		$149		$264		$168		$(116)	$658
Change in FERC audit liability (net of taxes of $9)	0.03	26		—		—		—		1	27
2024 Adjusted (non-GAAP) operating earnings (loss)	$0.68	$219		$149		$264		$168		$(115)	$685

Year over year effects on Adjusted (non-GAAP) operating earnings:
Weather	$0.04	$—	(b)	$33		$—	(b)	$4	(b)	$—	$37
Load	0.01	—	(b)	8		—	(b)	2	(b)	—	10
Distribution and transmission rates (1)	0.15	8	(c)	83	(c)	21	(c)	36	(c)	—	148
Other energy delivery (2)	0.14	97	(c)	21	(c)	—	(c)	21	(c)	—	139
Operating and maintenance expense (3)	(0.03)	18		(25)		(13)		(18)		12	(26)
Pension and non-pension postretirement benefits	—	(1)		(1)		—		1		—	(1)
Depreciation and amortization expense (4)	(0.01)	(13)		(4)		(3)		9		(1)	(12)
Interest expense and other (5)	(0.05)	(3)		1		(9)		(29)		(8)	(48)
Total year over year effects on Adjusted (non-GAAP) operating earnings	$0.24	$106		$116		$(4)		$26		$3	$247

2025 GAAP net income (loss)	$0.90	$302		$266		$260		$194		$(114)	$908
Regulatory matters (net of taxes of $7) (6)	0.02	21		—		—		—		1	22
Change in FERC audit liability (net of taxes of $1)	—	2		—		—		—		—	2
Cost management charge (net of taxes of $0) (7)	—	—		—		—		—		(1)	(1)
2025 Adjusted (non-GAAP) operating earnings (loss)	$0.92	$325		$265		$260		$194		$(112)	$932
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP net income and Adjusted (non-GAAP) operating earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2025 and 2024 ranged from 24.0% to 29.0%.
(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)For ComEd, BGE, Pepco, DPL Maryland, and ACE, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.
(c)ComEd's distribution rate revenues increase or decrease as fully recoverable costs fluctuate. For other regulatory recovery mechanisms, including transmission formula rates and riders across the utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure, and ROE (which impact net earnings).
(1)For ComEd, reflects higher distribution and transmission rate base. For PECO, reflects increased distribution revenue primarily due to higher electric and gas rates. For BGE, reflects increased distribution revenue due to higher rates. For PHI, reflects increased distribution and transmission revenue primarily due to higher rates.
(2)For ComEd, reflects increased electric distribution, transmission, and energy efficiency revenues due to higher fully recoverable costs and higher return on regulatory assets, partially offset by lower transmission peak load. For PECO, reflects increased energy efficiency revenues due to regulatory required programs, offset in Operating and maintenance expense. For PHI, reflects higher distribution and transmission revenues due to higher fully recoverable costs.
(3)Represents Operating and maintenance expense, excluding pension and non-pension postretirement benefits. For ComEd, reflects a decrease in contracting costs. For PECO, primarily reflects increased credit loss expense and program costs related to regulatory required programs, offset in Other energy delivery. For BGE, reflects increased contracting costs. For PHI, reflects an increase in contracting costs and credit loss expense. For Corporate, primarily reflects a decrease in Operating and maintenance expense with an offsetting decrease in other income for an absence of costs billed to Constellation for services provided by Exelon through the TSA.
(4)Reflects ongoing capital expenditures across all utilities.
(5)For PECO, primarily reflects lower income tax expense due to timing of tax repairs deduction partially offset by an increase in interest expense. For BGE, primarily reflects an increase in interest expense. For PHI, primarily reflects an increase in interest expense and an increase in taxes other than income. For Corporate, primarily reflects an absence of billings to Constellation for services provided by Exelon through the TSA with an offsetting decrease in Operating and maintenance expense.
(6)Represents the probable disallowance of certain capitalized costs.
(7)Primarily represents severance and reorganization costs related to cost management.

ComEd Statistics
Three Months Ended March 31, 2025 and 2024

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2025	2024	% Change	Weather - Normal % Change	2025	2024	% Change
Electric Deliveries and Revenues(a)
Residential	6,674	6,214	7.4%	1.6%	$993	$918	8.2%
Small commercial & industrial	7,359	7,244	1.6%	(0.3)%	600	594	1.0%
Large commercial & industrial	7,003	6,934	1.0%	2.3%	296	320	(7.5)%
Public authorities & electric railroads	278	220	26.4%	22.8%	17	17	—%
Other(b)	—	—	n/a	n/a	236	227	4.0%
Total electric revenues(c)	21,314	20,612	3.4%	1.4%	2,142	2,076	3.2%
Other Revenues(d)					(77)	19	(505.3)%
Total electric revenues					$2,065	$2,095	(1.4)%
Purchased Power					$689	$907	(24.0)%

				% Change
Heating and Cooling Degree-Days	2025	2024	Normal	From 2024	From Normal
Heating Degree-Days	2,985	2,568	3,053	16.2%	(2.2)%

Number of Electric Customers	2025	2024
Residential	3,735,234	3,754,505
Small commercial & industrial	396,639	397,715
Large commercial & industrial	2,473	2,023
Public authorities & electric railroads	5,787	5,821
Total	4,140,133	4,160,064
__________
(a)Reflects revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $8 million and $2 million for the three months ended March 31, 2025 and 2024, respectively.
(d)Includes alternative revenue programs and late payment charges.

PECO Statistics
Three Months Ended March 31, 2025 and 2024

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2025	2024	% Change	Weather- Normal % Change	2025	2024	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	3,859	3,455	11.7%	3.3%	$631	$520	21.3%
Small commercial & industrial	1,946	1,891	2.9%	(1.0)%	162	126	28.6%
Large commercial & industrial	3,425	3,355	2.1%	(0.4)%	84	57	47.4%
Public authorities & electric railroads	189	179	5.6%	5.6%	8	7	14.3%
Other(b)	—	—	n/a	n/a	76	74	2.7%
Total electric revenues(c)	9,419	8,880	6.1%	1.1%	961	784	22.6%
Other Revenues(d)					(5)	(2)	150.0%
Total electric revenues					956	782	22.3%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	21,834	18,895	15.6%	(0.3)%	267	193	38.3%
Small commercial & industrial	10,405	9,488	9.7%	(2.2)%	86	64	34.4%
Large commercial & industrial	12	16	(25.0)%	—%	—	—	n/a
Transportation	7,242	6,899	5.0%	1.0%	13	8	62.5%
Other(f)	—	—	n/a	n/a	10	7	42.9%
Total natural gas revenues(g)	39,493	35,298	11.9%	(0.6)%	376	272	38.2%
Other Revenues(d)					1	—	n/a
Total natural gas revenues					377	272	38.6%
Total electric and natural gas revenues					$1,333	$1,054	26.5%
Purchased Power and Fuel					$502	$403	24.6%

				% Change
Heating and Cooling Degree-Days	2025	2024	Normal	From 2024	From Normal
Heating Degree-Days	2,351	2,089	2,388	12.5%	(1.5)%
Cooling Degree-Days	1	—	1	n/a	—%

Number of Electric Customers	2025	2024	Number of Natural Gas Customers	2025	2024
Residential	1,540,453	1,540,491	Residential	509,773	508,429
Small commercial & industrial	155,131	156,475	Small commercial & industrial	44,869	45,038
Large commercial & industrial	3,151	3,160	Large commercial & industrial	7	7
Public authorities & electric railroads	10,703	10,713	Transportation	623	646
Total	1,709,438	1,710,839	Total	555,272	554,120
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million for both the three months ended March 31, 2025 and 2024, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling $1 million and less than $1 million for the three months ended March 31, 2025 and 2024, respectively.

BGE Statistics
Three Months Ended March 31, 2025 and 2024

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2025	2024	% Change	Weather- Normal % Change	2025	2024	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	3,669	3,329	10.2%	(1.1)%	$648	$534	21.3%
Small commercial & industrial	730	698	4.6%	(1.5)%	109	90	21.1%
Large commercial & industrial	3,145	3,114	1.0%	(1.5)%	144	132	9.1%
Public authorities & electric railroads	48	52	(7.7)%	(6.8)%	8	7	14.3%
Other(b)	—	—	n/a	n/a	113	93	21.5%
Total electric revenues(c)	7,592	7,193	5.5%	(1.4)%	1,022	856	19.4%
Other Revenues(d)					(10)	25	(140.0)%
Total electric revenues					1,012	881	14.9%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	20,871	17,981	16.1%	(4.4)%	378	271	39.5%
Small commercial & industrial	4,568	3,993	14.4%	(0.2)%	63	47	34.0%
Large commercial & industrial	14,378	13,516	6.4%	(1.3)%	96	72	33.3%
Other(f)	3,845	752	411.3%	n/a	24	5	380.0%
Total natural gas revenues(g)	43,662	36,242	20.5%	(2.8)%	561	395	42.0%
Other Revenues(d)					(19)	21	(190.5)%
Total natural gas revenues					542	416	30.3%
Total electric and natural gas revenues					$1,554	$1,297	19.8%
Purchased Power and Fuel					$609	$464	31.3%

				% Change
Heating and Cooling Degree-Days	2025	2024	Normal	From 2024	From Normal
Heating Degree-Days	2,303	2,020	2,329	14.0%	(1.1)%

Number of Electric Customers	2025	2024	Number of Natural Gas Customers	2025	2024
Residential	1,220,769	1,213,063	Residential	661,195	658,818
Small commercial & industrial	115,359	115,406	Small commercial & industrial	37,945	37,982
Large commercial & industrial	13,302	13,110	Large commercial & industrial	6,380	6,336
Public authorities & electric railroads	258	261
Total	1,349,688	1,341,840	Total	705,520	703,136
__________
(a)Reflects revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million for both the three months ended March 31, 2025 and 2024, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling $1 million for both the three months ended March 31, 2025 and 2024, respectively.

Pepco Statistics
Three Months Ended March 31, 2025 and 2024

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2025	2024	% Change	Weather- Normal % Change	2025	2024	% Change
Electric Deliveries and Revenues(a)
Residential	2,336	2,097	11.4%	4.9%	$424	$345	22.9%
Small commercial & industrial	300	285	5.3%	2.7%	51	46	10.9%
Large commercial & industrial	3,338	3,293	1.4%	(0.2)%	289	262	10.3%
Public authorities & electric railroads	160	162	(1.2)%	(2.4)%	8	11	(27.3)%
Other(b)	—	—	n/a	n/a	86	64	34.4%
Total electric revenues(c)	6,134	5,837	5.1%	1.8%	858	728	17.9%
Other Revenues(d)					1	31	(96.8)%
Total electric revenues					$859	$759	13.2%
Purchased Power					$318	$281	13.2%

				% Change
Heating and Cooling Degree-Days	2025	2024	Normal	From 2024	From Normal
Heating Degree-Days	1,987	1,788	2,051	11.1%	(3.1)%
Cooling Degree-Days	25	5	3	400.0%	733.3%

Number of Electric Customers	2025	2024
Residential	882,043	869,606
Small commercial & industrial	54,071	54,177
Large commercial & industrial	23,079	22,992
Public authorities & electric railroads	205	207
Total	959,398	946,982

__________
(a)Reflects revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million for both the three months ended March 31, 2025 and 2024, respectively.
(d)Includes alternative revenue programs and late payment charge revenues.

DPL Statistics
Three Months Ended March 31, 2025 and 2024

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2025	2024	% Change	Weather - Normal % Change	2025	2024	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	1,645	1,487	10.6%	1.7%	$298	$256	16.4%
Small commercial & industrial	586	557	5.2%	2.9%	64	62	3.2%
Large commercial & industrial	939	973	(3.5)%	(4.9)%	28	29	(3.4)%
Public authorities & electric railroads	9	9	—%	0.3%	4	4	—%
Other(b)	—	—	n/a	n/a	71	63	12.7%
Total electric revenues(c)	3,179	3,026	5.1%	(0.2)%	465	414	12.3%
Other Revenues(d)					(5)	5	(200.0)%
Total electric revenues					460	419	9.8%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	4,590	3,913	17.3%	8.7%	56	46	21.7%
Small commercial & industrial	1,970	1,717	14.7%	5.1%	21	17	23.5%
Large commercial & industrial	428	428	—%	—%	3	2	50.0%
Transportation	2,106	1,960	7.4%	2.9%	5	5	—%
Other(f)	—	—	n/a	n/a	3	2	50.0%
Total natural gas revenues	9,094	8,018	13.4%	6.1%	88	72	22.2%
Other Revenues(d)					—	—	n/a
Total natural gas revenues					88	72	22.2%
Total electric and natural gas revenues					$548	$491	11.6%
Purchased Power and Fuel					$247	$215	14.9%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2025	2024	Normal	From 2024	From Normal
Heating Degree-Days	2,354	2,112	2,336	11.5%	0.8%
Cooling Degree-Days	10	—	1	—%	900.0%

Natural Gas Service Territory				% Change
Heating Degree-Days	2025	2024	Normal	From 2024	From Normal
Heating Degree-Days	2,399	2,204	2,454	8.8%	(2.2)%

Number of Electric Customers	2025	2024	Number of Natural Gas Customers	2025	2024
Residential	491,907	486,950	Residential	131,716	130,427
Small commercial & industrial	64,999	64,338	Small commercial & industrial	10,254	10,182
Large commercial & industrial	1,251	1,260	Large commercial & industrial	15	16
Public authorities & electric railroads	617	593	Transportation	161	163
Total	558,774	553,141	Total	142,146	140,788
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million for both the three months ended March 31, 2025 and 2024.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.

ACE Statistics
Three Months Ended March 31, 2025 and 2024

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2025	2024	% Change	Weather - Normal % Change	2025	2024	% Change
Electric Deliveries and Revenues(a)
Residential	902	841	7.3%	3.5%	$196	$174	12.6%
Small commercial & industrial	390	361	8.0%	6.8%	54	50	8.0%
Large commercial & industrial	713	740	(3.6)%	(4.5)%	50	49	2.0%
Public authorities & electric railroads	13	14	(7.1)%	(4.9)%	5	5	—%
Other(b)	—	—	n/a	n/a	68	67	1.5%
Total electric revenues(c)	2,018	1,956	3.2%	1.0%	373	345	8.1%
Other Revenues(d)					—	13	(100.0)%
Total electric revenues					$373	$358	4.2%
Purchased Power					$157	$140	12.1%

				% Change
Heating and Cooling Degree-Days	2025	2024	Normal	From 2024	From Normal
Heating Degree-Days	2,408	2,201	2,399	9.4%	0.4%
Cooling Degree-Days	—	—	1	—%	(100.0)%

Number of Electric Customers	2025	2024
Residential	508,354	505,793
Small commercial & industrial	62,861	62,704
Large commercial & industrial	2,824	2,893
Public authorities & electric railroads	723	728
Total	574,762	572,118
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million for both the three months ended March 31, 2025 and 2024, respectively.
(d)Includes alternative revenue programs.